UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2013

CAM Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53009	57-1021913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jixing Building, 151 Shengli Avenue North, Shijiazhuang, Hebei Province, P.R. China	050041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-0311-8696-4264

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAM GROUP, INC.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Signatures

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 5.02 below is hereby incorporated by reference to this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 15, 2013, Ms. Weixuan Luo resigned as Chief Financial Officer of CAM Group, Inc. (The “Company” or the “Registrant”), effective immediately. This resignation is due to the expiration of an one-year employment agreement, dated November 15, 2012. Ms. Luo’s resignation was not made in connection with any specific disagreement with us on any matter. Ms. Ka Kit, the Company’s Chief Executive Officer, will take on the role of Interim Principal Accounting Officer of the Company until a new Chief Financial Officer is hired.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 18, 2013              CAM Group, Inc.

By: /s/ Ka Kit

Ka Kit

Chief Executive Officer